UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Stratus Properties Inc.
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January 19, 2021

Dear Fellow Stratus Shareholders,

I hope you and your families are in good health, and I appreciate your investment in and continued support of Stratus Properties Inc.

As we enter a new year, I wanted to share an update on our company and our strategy to acquire, entitle, develop, stabilize and monetize, through a sale or refinancing, properties to maximize long-term value for shareholders.

For Stratus, 2021 has started off with exciting news that our subsidiary, The Saint Mary, L.P., completed the sale of The Saint Mary, a 240-unit luxury, garden-style apartment project in the Circle C community in Austin, Texas. On January 12, we announced the sale of this property for $60 million, or a record-breaking $250,000 per unit. We believe this is the highest per unit sales price ever recorded in the Austin MSA for traditional garden-style surface-parked apartment product.

We expect to use the proceeds from the sale to invest in additional projects in fast-growing Texas markets, building on our successful track record and extending the value creation cycle.

In addition to allowing us to continue investing in our robust pipeline, we believe this sale yields significant value for you, Stratus’ shareholders. Stratus expects to recognize a pre-tax gain on the sale, net of gain allocated to noncontrolling interests, of approximately $14 million. And it reflects a 28% premium to the gross value for The Saint Mary used in the calculation of Stratus’ estimated NAV as of December 31, 2019.

In developing The Saint Mary, our team considered location, design and amenities that would be attractive to the growing technology-based workforce in Southwest Austin. The sale demonstrates not only the rapid and resilient growth of the Central Texas real estate market, but our team’s knowledge of and deep relationships in the market. I want to thank our team, which in less than three years identified an attractive development opportunity, navigated the highly complex approval processes and regulations, secured the necessary entitlements and permits, and made significant progress with leasing the property and marketing it for sale amid a pandemic, no less.

The project was approved for the Austin Energy Green Building Program. Construction commenced in June 2018 and was completed in December 2019. The first tenants took occupancy in July 2019, and the project was approximately 85% leased on the date of sale.

For more information about this successful project, please see the press release available on our web site, www.StratusProperties.com.

The sale of The Saint Mary is an exceptional example of how Stratus’ proven strategy creates significant value for our shareholders. We look forward to sharing more news with you during 2021 regarding our other announcements and development projects. We are also hopeful that widespread distribution of the COVID-19 vaccine will increase demand for our retail, hotel and entertainment venues, which are part of the heart and soul of the Austin scene.

Finally, I am also pleased to welcome Mr. Neville L. Rhone, Jr. as a new member of our Board of Directors. Mr. Rhone is a talented leader and real estate executive who brings extensive experience in the areas of real estate development, finance, investments, operations, entrepreneurship and executive leadership. I look forward to working closely with Mr. Rhone and the rest of our Board to continue to execute on the company’s strategic direction.

We appreciate the support of our shareholders, which has enabled our success with The Saint Mary and with so many other developments over the last several years. Thank you for your trust in Stratus.

Warm regards,
Beau Armstrong
Chairman and CEO, Stratus Properties Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. This document contains forward-looking statements, which are all statements other than statements of historical fact, including Stratus’ estimated consolidated pre-tax gain, estimated net cash proceeds allocable to Stratus and the anticipated use of proceeds from the sale of The Saint Mary, and Stratus’ potential conversion to a REIT. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those expected in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to continue to effectively develop and execute its strategies, Stratus’ potential conversion to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each filed with the U.S. Securities and Exchange Commission. Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.
Important Information. Stratus intends to file with the SEC a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Company's 2021 Annual Meeting. Details concerning the nominees of the Company's Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-456-3442.
Participants in the Solicitation. The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 16, 2020, the Company's definitive proxy statement for the 2020 Annual Meeting of Shareholders filed with the SEC on April 3, 2020 and the Company's Current Reports on Form 8-K filed with the SEC on December 17, 2020. To the extent holdings of such participants in the Company's securities have changed since the amounts described in the proxy statement for the 2020 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.